EXHIBIT 99.1

For Immediate Release

ChoiceOne Financial Services and County Bank Corp

Announce Completion of Merger

SPARTA, Mich. and LAPEER, Mich., October 1, 2019 /PRNewswire/ – ChoiceOne Financial Services, Inc. (OTC: COFS) (“ChoiceOne”), the parent company of ChoiceOne Bank and County Bank Corp (OTC: CBNC) (“County”), the parent company of Lakestone Bank and Trust, today jointly announced the completion of the merger in which County has merged with and into ChoiceOne, with ChoiceOne surviving the merger. The combined holding company is traded on the OTC Pink Open Market under the symbol “COFS” and is headquartered in Sparta, Michigan.

With the merger of the holding company complete, ChoiceOne Bank and Lakestone Bank & Trust are expected to consolidate in the second quarter of 2020. Below is ChoiceOne’s leadership going forward.

•	Kelly J. Potes -- CEO of ChoiceOne Financial Services Inc. and President and CEO of ChoiceOne Bank.
•	Paul L. Johnson -- Chairman of ChoiceOne Financial Services Inc. and ChoiceOne Bank.
•	Bruce J. Cady -- Chairman of Lakestone Bank & Trust (with a retirement date of December 31, 2019) and Vice Chairman of ChoiceOne Financial Services Inc.
•	Michael J. Burke, Jr. -- CEO and President of Lakestone Bank & Trust and President of ChoiceOne Financial Services Inc.

“We are excited to complete our holding company merger and announce our leadership going forward,” said Kelly Potes. "As Bruce prepares to retire in December, we wish him well in his retirement. However, we are also very pleased that he will continue to provide his guidance as a director of ChoiceOne. We believe our combined companies will result in one exceptional organization presenting efficiencies and new growth opportunities in our expanded network across Michigan.”

“Now that our merger is complete, we look forward to positioning our combined organization as the premier community bank in Michigan,” said Bruce Cady. “Our vision is to bring together the best of both banks to benefit our shareholders, customers, employees and the communities we serve. As I prepare to retire, I know that because of our excellent collaborative efforts to merge our companies, we can expect limited overlap and disruption as we move forward. Our teams have become experts at leveraging our strengths and I am very proud of our collective efforts.”

Following completion of the merger, ChoiceOne is an approximately $1.3 billion-asset bank holding company with 29 offices in West and Southeastern Michigan making it the 12th largest bank holding company in Michigan based on asset size.

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About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank, Member FDIC. ChoiceOne Bank operates 14 full-service offices in parts of Kent, Ottawa, Muskegon, and Newaygo Counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the OTC under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website at www.choiceone.com.

About County Bank Corp

County Bank Corp, located in Lapeer, Michigan, is the holding company for Lakestone Bank & Trust, Member FDIC. Lakestone Bank & Trust operates 15 offices in parts of Lapeer, Macomb and St. Clair Counties. County Bank Corp common stock is quoted on the OTC under the symbol "CNBC." For more information, please visit Investor Relations at Lakestone's website at www.lakestonebank.com/about/who-we-are/investor-relations.

Forward-Looking Statements
This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "may," "could," "look forward," "continue", "future" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, neither ChoiceOne nor County undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Such risks, uncertainties and assumptions, include, among others, the following:

  the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where ChoiceOne does business, or as a result of other unexpected factors or events;
  the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value; and
  potential adverse reactions or changes to business or employee relationships.

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Additional risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.

Contacts

ChoiceOne Financial Services, Inc.

Kelly Potes

President & CEO

ChoiceOne Bank

616-887-6837

kpotes@choiceone.com

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